UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2024

WELLS FARGO & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-02979	No.	41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-866-249-3302

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1-2/3	WFC	New York Stock Exchange (NYSE)
7.5% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L	WFC.PRL	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series R	WFC.PRR	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Y	WFC.PRY	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Z	WFC.PRZ	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series AA	WFC.PRA	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series CC	WFC.PRC	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series DD	WFC.PRD	NYSE
Guarantee of Medium-Term Notes, Series A, due October 30, 2028 of Wells Fargo Finance LLC	WFC/28A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

Wells Fargo & Company (the “Company”) today announced that the independent members of the Board of Directors (the “Board”) approved CEO and President Charles W. Scharf’s total compensation of $29 million for performance year 2023. The design of our executive compensation program, including Mr. Scharf’s compensation target, remains unchanged from 2022.

In reaching this decision, the Board noted Mr. Scharf’s strong leadership in:
•Improving the financial performance of the company including driving increased efficiency and capital return to shareholders
•Bringing sustained focus to strengthening the company’s risk and control infrastructure, with significant progress over the past year
•Enabling Wells Fargo to be a source of strength during the 2023 regional banking crisis
•Continuing to invest in the communities we serve
•Investing in our businesses to drive growth and higher returns through a number of key initiatives. Examples include:
◦Investing in digital platforms in both consumer and wholesale businesses
◦Introducing two new credit cards to serve our consumers’ needs
◦Reducing the size and complexity of our Home Lending business
◦Increasing market shares in investment banking and trading activities
◦Beginning a new strategic private credit partnership to provide alternatives to Commercial Banking customers

Similar to last year, prior to the Human Resources Committee of the Board (the “HRC”) reaching its recommendation, Mr. Scharf discussed with the Chair of the HRC and asked the HRC to exercise negative discretion. Despite the improved performance of the Company and the significant progress made, Mr. Scharf continues to believe negative discretion is appropriate to emphasize that more work remains ahead.

The HRC agreed and recommended to the Board total compensation of $29 million, which is lower than the $30.3 million that would have otherwise been delivered under the executive compensation program. The Board approved the recommendation.

Mr. Scharf’s 2023 total compensation is flat to what it would have been for performance year 2022 if the HRC had not exercised negative discretion in respect of that year.

Mr. Scharf’s total compensation for 2023 consists of a base salary of $2.5 million, unchanged since he joined the Company, and total variable compensation of $26.5 million, which is comprised of $6.6 million in cash and $19.9 million in long-term equity, including 65% in Performance Share awards (PSA) and 35% in Restricted Share Rights (RSR) awards.

The Board expressed strong confidence in Mr. Scharf’s leadership in driving the continued transformation of Wells Fargo. They recognized his clear commitment to delivering on behalf of the Company’s shareholders, customers, employees, and other stakeholders.

Additional important information about the HRC’s oversight of the Company’s governance and executive compensation philosophy, policies, and practices for Mr. Scharf and the other named executive officers, will be presented in our proxy statement for the 2024 annual meeting of stockholders, to be filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 25, 2024	WELLS FARGO & COMPANY

		By:	/s/ EMMA M. BAILEY
Emma M. Bailey
Executive Vice President, Deputy General Counsel and Secretary